UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2006, Novavax entered into a securities purchase agreement with two investors, Kleiner Perkins Caufield & Byers and Prospect Venture Partners, for the purchase and sale of 4,597,700 shares of its common stock at a price of $4.35 per share. The transaction closed on February 28, 2006. The offered shares are registered pursuant to the company’s $100,000,000 shelf registration statement (File No. 333-130568) that was originally filed with the Securities and Exchange Commission on December 21, 2005.

Pursuant to the terms of the securities purchase agreement, Novavax sold $20,000,000 of its common stock to the investors upon satisfaction of certain conditions precedent to closing, including receipt by the company of the subscription amounts from the investors and the execution of an officer’s certificate by an authorized officer of the company certifying as to the accuracy of the company’s representations and warranties contained in the agreement, as well as delivery of a legal opinion from counsel to Novavax.

Novavax made certain representations and warranties to the investors in the securities purchase agreement, including with respect to its organization and qualification, capitalization, issuance of the securities, litigation and absence of material changes. Novavax also agreed to provide indemnification for claims and actions arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement or prospectus supplement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, with certain exceptions.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued by Novavax, Inc. on February 27, 2006.
Exhibit 99.2 - Securities Purchase Agreement dated February 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

March 1, 2006	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Novavax, Inc. on February 27, 2006.
99.2	Securities Purchase Agreement dated February 27, 2006